PacBio Announces First Quarter 2022 Financial Results

Menlo Park, Calif. – May 4, 2022 – PacBio (NASDAQ: PACB) today announced financial results for the quarter ended March 31, 2022.

First quarter results

•	Revenue of $33.2 million, a 14% increase compared with $29.0 million in the prior year period.
•	Delivered a record 50 Sequel II/IIe systems during the quarter compared to 41 Sequel II/IIe systems placed in the prior year quarter.
•	Installed base of 424 Sequel II/IIe systems as of March 31, 2022, compared with 244 as of March 31, 2021.
•	Instrument revenue of $15.6 million, compared with $14.9 million in the prior-year period.
•	Consumables revenue of $12.7 million compared with $10.4 million in the prior-year period.
•	Service and other revenue of $4.9 million compared with $3.7 million in the prior-year period.

"Our team continued to make progress expanding our installed base with our third consecutive quarter of record Sequel II/IIe placements," said Christian Henry, President and Chief Executive Officer. "As expected, COVID-19 restrictions created challenges for both our customers and our team which lowered system utilization, but we believe those challenges are transitory and our continued strength in system placements and our recent Sequel IIe platform enhancements can enable more customers to realize the benefits of our technology than ever before. Additionally, PacBio is in a strong financial position, and based on our estimates, we intend to fund the company’s current development and commercialization plans using the cash and investments on our balance sheet until we reach positive operating cash flows, without needing to raise additional capital."

Gross profit for the first quarter of 2022 was $14.2 million, representing a 9% increase compared with $13.0 million for the first quarter of 2021 and gross margin of 43% in the period compared to 45% for the first quarter of 2021. Excluding amortization of intangible assets, non-GAAP gross profit for the first quarter of 2022 was $14.3 million and represented a non-GAAP gross margin of 43% in the first quarter of 2022, compared to 45% for the first quarter of 2021 (see accompanying tables for reconciliations of GAAP and non-GAAP measures).

Operating expenses totaled $91.7 million for the first quarter of 2022, compared to $46.7 million for the first quarter of 2021. Excluding contingent consideration remeasurement and amortization of intangible assets, non-GAAP operating expenses totaled $92.7 million for the first quarter of 2022, compared to $46.7 million for the first quarter of 2021. Operating expenses for the first quarter of 2022 and the first quarter of 2021 included non-cash stock-based compensation of $20.9 million and $9.2 million, respectively.

Net loss for the first quarter of 2022 was $81.5 million, compared to a net loss of $87.4 million for the first quarter of 2021. Excluding contingent consideration remeasurement and amortization of intangible assets in the first quarter of 2022 and the $52.0 million loss from the repayment of Continuation Advances to Illumina in the first quarter of 2021, non-GAAP net loss was $82.3 million, compared to $35.4 million for the prior-year period.

GAAP net loss per share for the first quarter of 2022 was $0.37 compared to GAAP net loss per share of $0.45 for the first quarter of 2021. Non-GAAP net loss per share for the first quarter of 2022 was $0.37 compared to $0.18 for the first quarter of 2021.

Cash, cash equivalents, and investments, excluding short and long-term restricted cash, at March 31, 2022, totaled $962.8 million, compared to $1,044.4 million at December 31, 2021.

Updates since our last earnings release

•

Delivered 18 Sequel IIe systems to the Broad Institute which increased their installed fleet of Sequel IIe systems to 23 units. The increased capacity will be used to accelerate genomic discoveries in a wide range of research initiatives.

•

Launched a transformational product update to the Sequel II/IIe platform which includes, direct methylation calling with every sequencing run at no additional sample preparation or cost, a further streamlined sample preparation process, and support for high-growth gene therapy applications.

•	Enabled the Telomere-to-Telomere Consortium with HiFi sequencing to decipher nearly 200 million base pairs of sequence missing from the prior human genome reference.
•

Expanded our research collaboration with Children’s Mercy Kansas City to add the direct methylation detection capability and Iso-Seq™ full-length RNA sequencing to better understand the multi-omic drivers of genetic disease.

•

Announced PacBio’s support of The Hospital for Sick Children (SickKids) effort to use HiFi whole-genome sequencing to potentially identify genetic variants that may be associated with medical and developmental conditions.

•

Announced collaboration with KK Women’s and Children’s Hospital in Singapore to use HiFi sequencing technology to investigate the effect on diagnostic yield in unresolved neurodevelopmental disorder cases.

•	Entered into a collaboration agreement with Corteva Agriscience to develop high-throughput plant, pest, and microbial sequencing workflows.
•	Opened our European headquarters in London to better serve our growing customer base in Europe, the Middle East, and Africa (EMEA).
•	Welcomed Dr. Michael Eberle as Vice President of Computational Biology to lead the company’s bioinformatics and data sciences program and enhance PacBio’s genomic analysis offerings.

Quarterly Conference Call Information

Management will host a quarterly conference call to discuss its first quarter ended March 31, 2022, results today at 5:00 p.m. Eastern Time. Investors may listen to the call by dialing 866-652-5200, or if outside the U.S., by dialing 412-317-6060, and request to join the “PacBio Q1 Earnings Call.”. The call will be webcast live and will be available for replay at PacBio's website at https://investor.pacificbiosciences.com.

About PacBio

PacBio (NASDAQ: PACB) is a premier life science technology company that is designing, developing and manufacturing advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems.  Our products and technology under development stem from two highly differentiated core technologies focused on accuracy, quality and completeness which include our existing HiFi long read sequencing and our emerging SBB® short read sequencing technologies. Our products address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information please visit www.pacb.com and follow @PacBio.

Statement regarding use of non‐GAAP financial measures

The Company reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP.  The Company believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The Company's financial measures under GAAP include substantial charges such as merger related expenses, and others that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. The amortization of intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of the purchase accounting this year. Such intangible assets contribute to revenue generation and its amortization will recur in future periods until they are fully amortized. Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare the Company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to our expectations for new product enhancements, capabilities, and product releases, as well as the timing of potential releases; expectations with respect to challenges related to the COVID-19 pandemic; the ability of our products to identify and detect variants; our intention to use the company’s cash and investments to fund current development and commercialization initiatives until achieving positive operating cash flow without the need to raise additional capital; our expectations with respect to our collaboration and partnership efforts, as well as the potential results of such collaborations; potential uses of PacBio products and technology; expectations regarding PacBio’s momentum and ability to accelerate growth; and other future events. Reported results should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; competition; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities utilizing our products; intellectual property risks; and risks associated with international operations, among others.     Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Contacts

Investors:

Todd Friedman

650.521.8450

ir@pacb.com

Media:
Lizelda Lopez
pr@pacb.com

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Revenue:
Product revenue	$28,244	$31,167	$25,303
Service and other revenue	4,929	4,852	3,694
Total revenue	33,173	36,019	28,997
Cost of revenue:
Cost of product revenue	14,820	14,909	12,697
Cost of service and other revenue	4,015	4,161	3,323
Amortization of intangible assets	183	183	—
Total cost of revenue	19,018	19,253	16,020
Gross profit	14,155	16,766	12,977
Operating expense:
Research and development	52,937	42,576	20,548
Sales, general and administrative	39,804	37,320	26,139
Merger-related expenses (1)	—	403	—
Change in fair value of contingent consideration (2)	(1,063)	1,143	—
Total operating expense	91,678	81,442	46,687

Operating loss	(77,523)	(64,676)	(33,710)
Loss from Continuation Advances	—	—	(52,000)
Interest expense	(3,697)	(3,479)	(1,789)
Other (expense) income, net	(279)	1	64
Loss before expense from income taxes	(81,499)	(68,154)	(87,435)
Expense from income taxes (3)	—	1,175	—
Net loss	$(81,499)	$(69,329)	$(87,435)

Net loss per share:
Basic	$(0.37)	$(0.31)	$(0.45)
Diluted	$(0.37)	$(0.31)	$(0.45)

Shares used in computing net loss per share:
Basic	222,289	220,730	194,790
Diluted	222,289	220,730	194,790

_______________________

(1)	Merger-related expenses consisted of transaction costs arising from the acquisitions of Omniome and Circulomics.
(2)

Change in fair value of contingent consideration for three months ended March 31, 2022 and December 31, 2021 was due to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.

(3)	Deferred income tax expense was $1.2 million during the three months ended December 31, 2021, which was due to an adjustment made to the valuation allowance in connection with the Omniome acquisition.

Pacific Biosciences of California, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2022	2021
Assets
Cash and investments	$962,775	$1,044,400
Accounts receivable, net	27,852	24,241
Inventory, net	29,625	24,599
Prepaid and other current assets	8,436	7,394
Property and equipment, net	35,510	32,504
Operating lease right-of-use assets, net	44,921	46,617
Restricted cash	5,482	5,092
Intangible assets, net	410,751	410,979
Goodwill	409,974	409,974
Other long-term assets	1,340	1,170
Total Assets	$1,936,666	$2,006,970

Liabilities and Stockholders' Equity
Accounts payable	$17,607	$11,002
Accrued expenses	19,489	36,261
Deferred revenue	37,975	36,026
Operating lease liabilities	55,796	57,680
Contingent consideration liability	168,654	169,717
Convertible senior notes, net	896,220	896,067
Other liabilities	6,347	9,230
Stockholders' equity	734,578	790,987
Total Liabilities and Stockholders' Equity	$1,936,666	$2,006,970

Pacific Biosciences of California, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

GAAP net loss	$(81,499)	$(69,329)	$(87,435)
Merger-related expenses (1)	—	403	—
Income tax expense resulting from acquisitions (2)	—	1,175	—
Change in fair value of contingent consideration (3)	(1,063)	1,143	—
Amortization of intangible assets	228	226	—
Loss from Continuation Advances from Illumina	—	—	52,000
Non-GAAP net loss	$(82,334)	$(66,382)	$(35,435)

GAAP net loss per share	$(0.37)	$(0.31)	$(0.45)
Merger-related expenses (1)	—	—	—
Income tax expense resulting from acquisitions (2)	—	0.01	—
Change in fair value of contingent consideration (3)	—	0.01	—
Loss from Continuation Advances from Illumina	—	—	0.27
Other adjustments and rounding differences	—	(0.01)	—
Non-GAAP net loss per share	$(0.37)	$(0.30)	$(0.18)

GAAP gross profit	$14,155	$16,766	$12,977
Amortization of intangible assets	183	183	—
Non-GAAP gross profit	$14,338	$16,949	$12,977

GAAP total operating expense	$91,678	$81,442	$46,687
Merger-related expenses (1)	—	(403)	—
Change in fair value of contingent consideration (3)	1,063	(1,143)	—
Amortization of intangible assets	(45)	(43)	—
Non-GAAP total operating expense	$92,696	$79,853	$46,687

________________________

(1)	Merger-related expenses consisted of transaction costs arising from the acquisitions of Omniome and Circulomics.
(2)	Deferred income tax expense was due to an adjustment made to the valuation allowance in connection with the Omniome acquisition.
(3)	Change in fair value of contingent consideration was related to fair value adjustments of milestone payments payable upon the commercialization of acquired IPR&D.